                                                                   Exhibit 23.01

                        CONSENT OF INDEPENDENT AUDITORS

The Board of Directors
ULTRADATA Corporation

We consent to the incorporation by reference in the registration statement (No. 333-01492) on Form S-8 of ULTRADATA Corporation of our report dated February 12, 1998 related to the balance sheets of ULTRADATA Corporation as of December 31, 1997 and 1996, and related statements of operations, stockholders' equity, and cash flows for each of the years in the three-year period ended December 31, 1997, and the related schedule, which report appears in the December 31, 1997, annual report on Form 10-K of ULTRADATA Corporation.

                                                 KPMG PEAT MARWICK LLP

Mountain View, California
March 31, 1998